UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 10, 2013

II-VI Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-16195	25-1214948
(Commission File Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania	16056
(Address of Principal Executive Offices)	(Zip Code)

(724) 352-4455

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 10, 2013, II-VI Incorporated, a Pennsylvania corporation (“II-VI” or the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among II-VI and Oclaro Technology Limited, a company incorporated under the laws of England and Wales (“Oclaro”) by which II-VI has agreed, subject to receipt of certain regulatory clearances, to acquire certain assets of Oclaro used in the fiber amplifier and micro-optics business (collectively, the “Business”). Acquisition of the Business by II-VI was previously approved by the boards of directors of both II-VI and Oclaro. The transaction, valued at $88.6 million, will consist of cash payment of $79.6 million, and a $4.0 million hold-back until December 31, 2014 to address post-closing adjustments or claims. The remaining $5.0 million was previously paid to Oclaro on September 12, 2013 pursuant to the exclusive option received by II-VI to acquire the Business.

II-VI and Oclaro each provided customary and reciprocal representations, warranties and covenants in the Purchase Agreement. Further, II-VI and Oclaro will enter into a transition services and manufacturing services and supply agreements to allow the Business to continue operations during the ownership transition.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 1.1 and the terms of which are incorporated herein by reference.

The Purchase Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about II-VI, Oclaro or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement are made solely for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of II-VI, Oclaro or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01	Regulation FD Disclosure.

On October 10, 2013, II-VI issued a press release entitled, “II-VI Incorporated Announces Signing of Agreement to Purchase Oclaro, Inc.’s Fiber Amplifier and Micro-Optics Business.” The press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Asset Purchase Agreement dated as of October 10, 2013, between II-VI Incorporated, a Pennsylvania corporation, and Oclaro Technology Limited, a company incorporated under the laws of England and Wales (the “Purchase Agreement”). Schedules to the Purchase Agreement identified in the Purchase Agreement are not being filed but will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1	Press Release dated October 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

II-VI INCORPORATED (Registrant)

Date: October 11, 2013	By:	/s/ Francis J. Kramer
Francis J. Kramer
President and Chief Executive Officer

Date: October 11, 2013	By:	/s/ Craig A. Creaturo
Craig A. Creaturo
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Asset Purchase Agreement dated as of October 10, 2013, between II-VI Incorporated, a Pennsylvania corporation, and Oclaro Technology Limited, a company incorporated under the laws of England and Wales (the “Purchase Agreement”). Schedules to the Purchase Agreement identified in the Purchase Agreement are not being filed but will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1	Press Release dated October 10, 2013.